UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 10, 2012

SPARTAN MOTORS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-13611 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1541 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On February 13, 2012, Spartan Motors, Inc. (the “Company”) entered into a lease with Fruit Hills Investments, LLC (the “Lease”), whereby commencing March 1, 2012, the Company will lease an existing building of approximately 440,000 square feet of manufacturing and office space on approximately 25.4 acres of developable land located at 603-605 Earthway Drive, Bristol, Indiana 46507, as well as certain machinery and equipment within the building.

The Company’s aggregate contractual lease payment obligation under the lease is $7,150,000, payable in equal monthly payments over the ten year term of the lease.   Under the terms of the lease, the Company has an option to purchase the leased land and building at its then-current appraised fair market value, along with an option to renew the lease, at the same base rental rate, for an additional term of five years following the initial ten year lease term.  Under the terms of the lease, the Company will pay all property taxes and utilities, and certain maintenance costs.

Item 2.02	Results of Operations and Financial Condition

On February 14, 2012, the Company issued a press release announcing its financial results for the quarter and year ended December 31, 2011.  A copy of the press release is attached to this Current Report as Exhibit 99.1.

The information in this Item 2.02 and the attached Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities

On February 14, 2012 the Company issued a press release detailing the intended move of its Delivery and Service Vehicles business to Bristol, Indiana from its current Wakarusa, Indiana location.  A copy of the press release is attached to this Current Report as Exhibit 99.2.

On February 10, 2012, the Company’s Board of Directors authorized the sale of the Company’s land and buildings located at 65266-65906 State Road 19, Wakarusa, Indiana 46573, consisting of 14 buildings totaling approximately 540,500 square feet of manufacturing and office space located on approximately 95.2 acres of land.  As a result of the planned move of the Company’s Delivery and Service Vehicles business and the expected sale of the Wakarusa, Indiana facilities, the Company expects to record a non-cash impairment charge of between $4 million and $6 million in the first quarter of 2012.

Item 2.06	Material Impairments

The disclosure required by this item is included in Item 2.05 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibitsts

(d)	Exhibits

99.1 Press Release dated February 14, 2012 regarding the financial results for the quarter and year ended December 31, 2011.

99.2 Press Release dated February 14, 2012 regarding the sale of the Company’s Wakarusa, Indiana facilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: February 14, 2012	/s/ Joseph M. Nowicki
By: Joseph M. Nowicki
Its: Chief Financial Officer

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